Exhibit 99.4
ALLIS-CHALMERS ENERGY INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF FINANCIAL POSITION AS OF
DECEMBER 31, 2005

	ALLIS-				ALLIS-
	CHALMERS	SPECIALTY	PRO-FORMA		CHALMERS
	CONSOLIDATED	HISTORICAL	ADJUSTMENTS		CONSOLIDATED
ASSETS
Cash and cash equivalents	$1,920	$17,476	$(11,054	)AA	$8,342
Trade receivables, net	26,964	7,254	—		34,218
Inventories	5,945	348	—		6,293
Prepaids and other	823	63	—		886

Total Current Assets	35,652	25,141	(11,054)		49,739
Property and equipment, net	80,574	19,046	71,061	AB	170,681
Goodwill	12,417	—	—		12,417
Other intangibles, net	6,783	—	—		6,783
Debt issuance costs, net	1,298	—	5,365	AC	6,663
Other assets	631	—	—		631

Total Assets	$137,355	$44,187	$65,372		$246,914

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current maturities of long-term debt	$5,632	$3,084	$(6,318	)AD	$2,398
Trade accounts payable	9,018	1,380	—		10,398
Accrued employee benefits	1,271	—	—		1,271
Accrued interest	289	—	—		289
Accrued expenses	4,350	13,008	(12,400	)AE	4,958
Accounts payable, related parties	60	—	—		60

Total Current Liabilities	20,620	17,472	(18,718)		19,374
Accrued postretirement benefit obligations	335	—	—		335
Long-term debt, net of current maturities	54,937	429	110,376	AD	165,742
Other long-term liabilities	588	—	—		588

	76,480	17,901	91,658		186,039

STOCKHOLERS’ EQUITY
Common stock	169	156	(156	)AF	169
Capital in excess of par value	58,889	—	—		58,889
Treasury stock, at cost	—	(736)	736	AF	—
Retained earnings	1,817	26,866	(26,866	)AF	1,817

Total Stockholders’ Equity	60,875	26,286	(26,286)		60,875

Total Liabilities and Stockholders’ Equity	$137,355	$44,187	$65,372		$246,914

See notes to unaudited pro forma consolidated condensed financial statements.

ALLIS-CHALMERS ENERGY INC AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2004
(In thousands, except per share data)

	ALLIS-		DIAMOND			DOWNHOLE			DELTA			CAPCOIL			W.T. ENT					SPECIALTY		ALLIS-
	CHALMERS	DIAMOND	PURCHASE		DOWNHOLE	PURCHASE		DELTA	PURCHASE		CAPCOIL	PURCHASE		W.T. ENT	PURCHASE		MI PURCHASE		SPECIALTY	PURCHASE		CHALMERS
	CONSOLIDATED	HISTORICAL	ADJUSTMENTS		HISTORICAL	ADJUSTMENTS		HISTORICAL	ADJUSTMENTS		HISTORICAL	ADJUSTMENTS		HISTORICAL	ADJUSTMENTS		ADJUSTMENTS		HISTORICAL	ADJUSTMENTS		CONSOLIDATED
Sales	$47,726	$5,584	$—		4,793	—		$3,249	—		$5,774	—		$3,862	—		—		$19,109	—		$90,097
Cost of Sales	35,300	3,565	—		3,876	—		826	298	A	4,400	398	A	2,764	(904)	B	—		5,153	6,576	A	62,252

Gross Profit	12,426	2,019	—		917	—		2,423	(298)		1,374	(398)		1,098	904		—		13,956	(6,576)		27,845
Marketing and Administrative Expense	8,199	664	163	C	872	83	C	1,798	(940)	D	676	110	C	514	93	C	—		5,219	388	E	17,839

Income (Loss) from Operations	4,227	1,355	(163)		45	(83)		625	642		698	(508)		584	811		—		8,737	(6,964)		10,006
Other Income
Interest Income	32	—	—		—	—		4	—		—	—		—	—		—		46	(46)	F	36
Interest Expense	(2,808)	(59)	59	G	(74)	74	G	(49)	49	G	(74)	74	G	(44)	(406)	H	(733)	H	(12)	(9,902)	H	(13,905)
Other	272	(26)	—		—	—		114	—		—	—		—	—		—		(77)	—		283

Income (Loss) Before Taxes	1,723	1,270	(104)		(29)	(9)		694	691		624	(434)		540	405		(733)		8,694	(16,912)		(3,580)
Minority Interest	(321)	—	(524)	I	—	—		—	—		—	—		—	—		845	J	—	—		—
Taxes	(514)	—	—		—	—		(265)	265	K	—	—		(113)	113	K	—		—	—		(514)

Net Income/ (Loss)	888	1,270	(628)		(29)	(9)		429	956		624	(434)		427	518		112		8,694	(16,912)		(4,094)
Preferred Dividend	(124)	—	—		—	—		—	—		—	—		—	—		—		—	—		(124)

Net income/ (loss) attributed to common shares	$764	$1,270	$(628)		$(29)	$(9)		$429	$956		$624	$(434)		$427	$518		$112		$8,694	$(16,912)		$(4,218)

Pro forma net income (loss) per common share
Basic	$0.10																					$(0.49)
Diluted	$0.09																					$(0.49)
Weighted average shares outstanding
Basic	7,930								385	L		294	L									8,609
Diluted	9,510								385	L		294	L									8,609

EBITDA																						$25,593	P
     See notes to unaudited pro forma consolidated condensed financial statements.

ALLIS-CHALMERS ENERGY INC AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2005
(In thousands, except per share data)

	ALLIS-		DELTA			CAPCOIL			W.T. ENT					SPECIALTY		ALLIS-
	CHALMERS	DELTA	PURCHASE		CAPCOIL	PURCHASE		W.T. ENT	PURCHASE		MI PURCHASE		SPECIALTY	PURCHASE		CHALMERS
	CONSOLIDATED	HISTORICAL	ADJUSTMENTS		HISTORICAL	ADJUSTMENTS		HISTORICAL	ADJUSTMENTS		ADJUSTMENTS		HISTORICAL	ADJUSTMENTS		CONSOLIDATED
Sales	$105,344	$821	$—		$2,161	—		$2,057	—		—		$31,439	—		$141,822
Cost of Sales	74,763	211	82	A	1,458	132	A	1,331	(286)	M	—		7,280	5,564	A	90,535

Gross Profit	30,581	610	(82)		703	(132)		726	286		—		24,159	(5,564)		51,287
Marketing and Administrative Expense	17,363	985	(665)	D	421	28	C	342	75	C	—		19,632	(12,449)	N	25,732

Income (Loss) from Operations	13,218	(375)	583		282	(160)		384	211		—		4,527	6,885		25,555
Other Income
Interest Income	—	3	—		—	—		—	—		—		136	(136)	F	3
Interest Expense	(4,397)	(11)	11	G	(26)	(16)	G	(17)	(102)	H	(366)	H	(185)	(9,691)	H	(14,800)
Other	186	116	—		—	—		—	—		—		72			374

Income (Loss) Before Taxes	9,007	(267)	594		256	(176)		367	109		(366)		4,550	(2,942)		11,132
Minority Interest	(488)	—	—		—	—		—	—		488	J	—	—		—
Taxes	(1,344)	(142)	142	K	(87)	87	K	(111)	111	K	—		—	—		(1,344)

Net Income/ (Loss)	7,175	(409)	736		169	(89)		256	220		122		4,550	(2,942)		9,788
Preferred Dividend	—	—	—		—	—		—	—		—		—	—		—

Net income/ (loss) attributed to common shares	$7,175	$(409)	$736		$169	$(89)		$256	$220		$122		$4,550	$(2,942)		$9,788

Pro forma net income (loss) per common share
Basic	$0.48															$0.65
Diluted	$0.44															$0.60
Weighted average shares outstanding
Basic	14,832		55	O		62	O									14,949
Diluted	16,238		55	O		62	O									16,355

EBITDA																$43,131	P
See notes to unaudited pro forma consolidated condensed financial statements.

ALLIS-CHALMERS ENERGY INC
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED CONDENSED FINANCIAL
STATEMENTS
The following pro forma adjustments have been made to the historical financial statements:

AA.)	Reflects the usage of excess cash of Specialty to pay existing debt and make distributions to seller. Also reflects borrowings from Senior Notes in excess of debt repayments and financing costs.

AB.)	Reflects the step-up in the basis of the fixed assets as a result of the acquisition of Specialty to the lower of fair market value or actual cost.

AC.)	Reflects the debt issuance costs related to the Senior Notes

AD.)	Reflects the proceeds of the Senior Notes, less debt repayment from available cash.

AE.)	Reflects the elimination of bonuses accrued by the seller of Specialty.

AF.)	Reflects the elimination of Specialty’s stockholders equity.

A.)	Reflects the increase in depreciation expense as a result of the step-up in basis of fixed assets.

B.)	Reflects the elimination of lease expense not assumed as part of the acquisition, net of additional depreciation expense of $249,000 due to the increase value of the assets acquired in the W.T. Enterprises purchase.

C.)	Reflects the increase in amortization due to the increase in other intangible assets in connection with the acquisitions of Diamond, Downhole, Capcoil and W.T. Enterprises.

D.)	Reflects the elimination of year end bonus paid to the employees of Delta.

E.)	Reflects the following changes in general and administrative cost that will result from the acquisition of Specialty:
•	The elimination of director fees of $96,000,

•	the elimination of officer salary of $228,000

•	increased rent expense of $12,000 and

•	increased amortization expense of $700,000 related to the debt issuance costs of the Senior Notes.

F.)	Reflects the elimination of interest income as the pro forma assumes excess cash was utilized to offset borrowings.

G.)	Reflects the elimination of interest expense due to historical debt not being assumed.

H.)	Reflects the interest expense related to cash borrowed to affect the acquisitions of W.T., the minority interest of M-1 and Specialty.

I.)	Reflects the 45% minority interest position of M-I on the results of operations for Diamond, which operates as a division of AirComp.

J.)	Reflects the elimination of the 45% minority interest position of M-I.

K.)	Reflects the elimination of tax provisions of the Delta and W.T. Enterprises acquisitions as Allis-Chalmers has tax net operating losses to offset net income of the acquired entities.

L.)	Reflects the issuance of shares of our common stock as part of the acquisition price. The pro forma treats the shares as having been issued at the stock price of $2.60 on January 1, 2004.

The Delta and Capcoil acquisitions were comprised of $1.0 million in stock and $765,000 in stock, respectively.

M.)	Reflects the elimination of lease expense not assumed as part of the acquisition, net of additional depreciation expense of $187,000 due to the increase value of the assets acquired in the W.T. Enterprises purchase.

N.)	Reflects the following general and administrative cost savings that will result from the acquisition of Specialty:
•	The elimination of year-end bonuses of $12.4 million

•	the elimination of director fees of $96,000,

•	the elimination of professional fees related to the sale of $78,000,

•	decreased rent expense of $347,000,

•	the elimination of officer salary of $228,000 and

•	increased amortization expense of $700,000 related to the debt issuance costs of the Senior Notes.

O.)	Reflects the issuance of shares of our common stock as part of the acquisition price of Delta and Capcoil. The pro forma treats the shares as having been issued at the stock price of $4.90 on January 1, 2005. The Delta and Capcoil acquisitions were comprised of $1.0 million in stock and $765,000 in stock, respectively.

P.)	Use of EBITDA & Regulation G Reconciliation. This report contains references to EBITDA, a non-GAAP financial measure that complies with federal securities regulations when it is defined as net income (the most directly comparable GAAP financial measure) before interest, taxes, depreciation and amortization. We define EBITDA accordingly for the purposes of this report. However, EBITDA, as used and defined by Allis-Chalmers, may not be comparable to similarly titled measures employed by other companies and is not a measure of performance calculated in accordance with GAAP. EBITDA should not be considered in isolation or as a substitute for operating income, net income or loss, cash flows provided by operating, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP. However, we believe EBITDA is useful to an investor in evaluating our operating performance because:
•	it is widely used by investors in the energy industry to measure a company’s operating performance without regard to the items excluded from EBITDA, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired, among other factors;

•	it helps investors to more meaningfully evaluate and compare the results of our operations from period to period by removing the effect of our capital structure and asset base from our operating results; and

•	it is used by our management for various purposes, including as a measure of operating performance, in presentations to our board of directors, as a basis for strategic planning and forecasting, as a component for setting incentive compensation and to assess compliance in financial ratios, among others.

There are significant limitations to using EBITDA as a measure of performance, including the inability to analyze the effect of recurring and non-recurring items that are excluded from EBITDA and materially affect net income or loss, results of operations, and the lack of compatibility of the results of operations of different companies.
Reconciliations of this financial measure to net income, the most directly comparable GAAP financial measure, are provided in the table below.

	December 31,
	2005	2004
	(in thousands)
Net income (loss)	$9,789	$(4,094)
Interest expense, net	14,797	13,869
Income taxes	1,344	514
Depreciation and amortization	17,201	15,304

EBITDA	$43,131	$25,593